UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 2, 2024

Ciena Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36250

Delaware
(State or other jurisdiction of incorporation)
7035 Ridge Road, Hanover, MD
(Address of principal executive offices)

23-2725311
(IRS Employer Identification No.)
21076
(Zip Code)
Registrant's telephone number, including area code: (410) 694-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CIEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 – OTHER EVENTS
On October 2, 2024, Ciena announced that its Board of Directors has authorized a program to repurchase up to $1.0 billion of the company’s common stock, commencing in Ciena’s fiscal year 2025 and continuing through the end of Ciena’s fiscal year 2027. Ciena may purchase shares at management’s discretion in the open market, in privately negotiated transactions, in transactions structured through investment banking institutions, or a combination of the foregoing. Ciena may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization. The amount and timing of repurchases are subject to a variety of factors including liquidity, cash flow, stock price, and general business and market conditions. The program may be modified, suspended or discontinued at any time.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description of Document

Exhibit 99.1	Text of Press Release, dated October 2, 2024, issued by Ciena Corporation, announcing the authorization of a program to repurchase the company's common stock.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: October 2, 2024	By:	/s/ Sheela Kosaraju
Sheela Kosaraju
Senior Vice President, General Counsel and Assistant Secretary